AXA EQUITABLE

1290 Avenue of the Americas, New York, NY 10104

MONY Life Insurance Company of America

Variable Universal Life Supplement

VARIABLE UNIVERSAL LIFE SUPPLEMENT FORMING PART OF THE APPLICATION FOR LIFE INSURANCE

This Application Supplement must be completed by the Proposed Insured(s) and Owner, if other than the Proposed Insured(s), for Variable Life Application only.

Product: IL Legacy II

Owner's Name ______________________ Proposed Insured's Name ______________________ Date of Birth ______________ (mm/dd/yyyy)

1. INITIAL ALLOCATION TO THE INVESTMENT OPTIONS* Policy No. (if known) ______________

Please see the Prospectus for a description of the investment objective(s) for each Investment Option.

IF ENLG RIDER IS ELECTED, SEE FUND RESTRICTIONS BELOW.**	For Premiums (Whole Percentages Only)	For Deductions (Whole Percentages Only)
Guaranteed Interest Account**	%	%
AXA Balanced Strategy**	%	%
AXA Conservative Growth Strategy**	%	%
AXA Conservative Strategy**	%	%
AXA Growth Strategy**	%	%
AXA Moderate Growth Strategy**	%	%
EQ/AllianceBernstein International	%	%
EQ/AllianceBernstein Small Cap Growth	%	%
EQ/BlackRock Basic Value Equity	%	%
EQ/BlackRock International Value	%	%
EQ/Boston Advisors Equity Income	%	%
EQ/Calvert Socially Responsible	%	%
EQ/Capital Guardian Growth	%	%
EQ/Capital Guardian Research	%	%
EQ/Common Stock Index	%	%
EQ/Core Bond Index	%	%
EQ/Equity 500 Index	%	%
EQ/Equity Growth PLUS	%	%
EQ/Evergreen Omega	%	%
EQ/GAMCO Mergers and Acquisitions	%	%
EQ/GAMCO Small Company Value	%	%
EQ/Global Bond PLUS	%	%
EQ/Global Multi-Sector Equity	%	%
EQ/Intermediate Government Bond Index	%	%
EQ/International Core PLUS	%	%
EQ/International Growth	%	%
EQ/JPMorgan Value Opportunities	%	%
EQ/Large Cap Core PLUS	%	%
EQ/Large Cap Growth Index	%	%
EQ/Large Cap Growth PLUS	%	%

	For Premiums (Whole Percentages Only)	For Deductions (Whole Percentages Only)
EQ/Large Cap Value Index	%	%
EQ/Large Cap Value PLUS	%	%
EQ/Lord Abbett Growth and Income	%	%
EQ/Lord Abbett Large Cap Core	%	%
EQ/Mid Cap Index	%	%
EQ/Mid Cap Value PLUS	%	%
EQ/Money Market	%	%
EQ/Montag & Caldwell Growth	%	%
EQ/PIMCO Ultra Short Bond	%	%
EQ/Quality Bond PLUS	%	%
EQ/Small Company Index	%	%
EQ/T. Rowe Price Growth Stock	%	%
EQ/UBS Growth and Income	%	%
EQ/Van Kampen Comstock	%	%
EQ/Van Kampen Mid Cap Growth	%	%
Multimanager Aggressive Equity	%	%
Multimanager Core Bond	%	%
Multimanager International Equity	%	%
Multimanager Large Cap Core Equity	%	%
Multimanager Large Cap Growth	%	%
Multimanager Large Cap Value	%	%
Multimanager Mid Cap Growth	%	%
Multimanager Mid Cap Value	%	%
Multimanager Multi-Sector Bond	%	%
Multimanager Small Cap Growth	%	%
Multimanager Small Cap Value	%	%
Multimanager Technology	%	%
TOTAL	**100%**	**100%**

*The "Investment Start Date" is the business day your investment first begins to earn a return for you, as described in the next paragraph, and is generally the Register Date of your policy, unless one of the following exceptions applies: **(1)** if your policy is backdated to save age and you pay the minimum initial premium at the time of application, your Investment Start Date will be the issue date of your policy; or **(2)** if your policy is backdated to save age and you pay the minimum initial premium at the time of policy delivery, your Investment Start Date will be the date your "free look" period begins under the policy's "Right to Examine" provision.

In AL, AK, AZ, CA, CO, FL, GA, HI, ID, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, NE, NH, NJ, NM, NC, OH, OK, OR, PA, PR, RI, SC, TN, TX, UT, VT, VA, WA, WV, WI, and WY your Policy Account will be allocated according to the above percentages as of the Investment Start Date. In all other jurisdictions, your Policy Account (except any amounts you allocated to the Guaranteed Interest Account) will be allocated to the EQ/Money Market Investment Option as of the Investment Start Date for 20 days (Money Market Lock-in Period), and then will be allocated according to the above percentages on the 1st business day following the Money Market Lock-in Period.

Any payments we receive prior to your Investment Start Date will be held in a non-interest bearing account until your Investment Start Date.

**** IF EXTENDED NO LAPSE GUARANTEE (ENLG) RIDER is elected:**
a. Investment Options are limited ONLY to the funds BOLDED ABOVE.
b. Premium allocations to the Guaranteed Interest Account are RESTRICTED to a maximum of 25%.
c. DO NOT specify Deduction allocations.

2. SUITABLITY

a. Have you, the Proposed Insured(s) and the Owner, if other than the Proposed Insured(s), received:

(1) a prospectus for policy(ies) applied for? ☐ Yes ☐ No

Date of prospectus ________________ Date of any supplements ________________; ________________; ________________

(2) a prospectus for the designated investment company(ies)? ☐ Yes ☐ No

Date of prospectus ________________ Date of any supplements ________________; ________________; ________________

b. Do you understand that **(i)** policy values reflect certain deductions and charges, and may increase or decrease depending on credited interest for the Guaranteed Interest Account and/or the investment experience of Separate Account Funds and **(ii)** the cash value may be subject to a surrender charge, if any, upon policy surrender, lapse or face amount reduction? ☐ Yes ☐ No

c. With this in mind, is (are) the policy(ies) in accord with your insurance and long-term investment objectives and anticipated financial needs? ☐ Yes ☐ No

d. Disclosures and Consent for Delivery of Initial Prospectus on CD-Rom for AXA Equitable's and its affiliates' Variable Life products.

☐ By checking the box and signing this application supplement, you acknowledge that you received the initial prospectus on computer readable compact disk "CD", if available for the product chosen, and that you are able to access the CD information. In order to retain the prospectus indefinitely, you must print it. You understand that you may request a prospectus in paper format at any time by calling Customer Service at 1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to you in paper format, unless you enroll in our electronic delivery service.

3. OPTIONAL BENEFITS/RIDERS

IL Legacy II

☐ Disability Waiver of Monthly Deductions Rider

☐ Extended No Lapse Guarantee (ENLG) Rider

☐ Children's Term Insurance Rider *(complete Children's Term Insurance Rider Supplement)*

Amount $ ________________

☐ Long-Term Care Services Rider *(complete Long-Term Care Services Rider Supplement)*†

☐ Option to Purchase Additional Insurance Rider

Amount $ ________________

☐ Charitable Legacy Rider *(available on face amounts of $1 million and over; complete Charitable Beneficiary Information below)*

Charitable Beneficiary Information *(if more than one Charitable Beneficiary is named, the total percentage must equal 100%. If percentage shares are left blank, the shares will be deemed equal.)*

Name of Qualified Charitable Organization††	Address	501(c) Tax ID No.** (##-#######)	% Share
1.			
2.			

†† A qualified charitable organization is one that is exempt from federal taxation under 501(c) of the Internal Revenue Code and is listed in Section 170(c) of the Internal Revenue Code as an authorized recipient of charitable contributions. We require that printed and dated evidence of the qualification of the charitable organization be provided with the application.

**** Contact the charitable organization directly to get its 501(c) Tax ID No.**

☐ Other ____

† Not available in Florida, Minnesota, North Carolina, and Washington.

4. **AUTOMATIC TRANSFER SERVICE** *Note: Not available if you elect the Asset Rebalancing Service or the Extended No Lapse Guarantee (ENLG) Rider.* A minimum of $5,000 must be allocated to the EQ/Money Market Investment Option. Up to 8 investment options can receive the monthly automatic transfer. Each transfer must be at least $50. The automatic transfer is effective on the first monthly anniversary after the Money Market Lock-in Period ends and will continue until the amount allocated to the EQ/Money Market Investment Option is depleted.

Investment Options to Receive Transfer:	Dollar Amount:
______________________	$______________
______________________	$______________
______________________	$______________
______________________	$______________
______________________	$______________
______________________	$______________
______________________	$______________
______________________	$______________

I (we), the undersigned, have read the detailed description of the Automatic Transfer Service in the prospectus. My (our) instructions will remain in effect until **(a)** insufficient funds are available to process transfers, **(b)** I (we) provide new written instructions, or **(c)** the Automatic Transfer Service otherwise terminates as described in the prospectus. I (we) understand that use of the Automatic Transfer Service does not guarantee a profit and will not protect against loss in a declining market.

5. **ASSET REBALANCING SERVICE** *Note: Not available if you elect the Automatic Transfer Service or the Extended No Lapse Guarantee (ENLG) Rider.* The Guaranteed Interest Account is not available for Asset Rebalancing. Your allocation among the investment options will be periodically re-adjusted according to the percentage you indicated in Section 1 and the frequency you choose below. Asset allocation percentages of 2% or more (in whole percentages) may be specified for all variable investment options up to a maximum of 50 options. Asset Rebalancing is effective on the first monthly anniversary after the Money Market Lock-in Period ends.

☐ **Quarterly** ☐ **Semi-annually** ☐ **Annually**

I (we), the undersigned, have read the detailed description of the Asset Rebalancing Service in the prospectus. My (our) instructions will remain in effect until **(a)** I (we) provide new written instructions or **(b)** Asset Rebalancing otherwise terminates as described in the prospectus. I (we) understand that the use of the Asset Rebalancing Service does not guarantee a profit and will not protect against loss in a declining market.

REMARKS

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THE UNDERSIGNED UNDERSTAND(S) THAT THE POLICY VALUES AND THE DEATH BENEFIT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE VARIABLE SUBACCOUNTS (SUBJECT TO ANY SPECIFIED MINIMUM GUARANTEES).

Date (mm/dd/yyyy) ____________________

X ____
Signature of Proposed Insured

X ____
Signature of Additional/Joint Proposed Insured

X ____
Signature of Owner, if other than the Proposed Insured(s), who agrees to be bound by the representations and agreements in this and any other part of the application

Based on the information furnished by the Proposed Insured(s) and Owner, if other than the Proposed Insured(s), in this and any other part of the application(s), I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the applicant or the owner. I further certify the current prospectuses were delivered and that no written sales materials other than those furnished by the Company were used.

X ____ Date (mm/dd/yyyy) ____________
Signature of Licensed Financial Professional/Insurance Broker